UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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PhaseRx, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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410 W. Harrison Street

Suite 300
Seattle, Washington 98119
(206) 805-6300

April 13, 2017

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PhaseRx, Inc. to be held at 8:00 am Pacific Time, on May 25, 2017, at our headquarters located at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2016 Annual Report, which includes our audited financial statements.

Your vote is very important, regardless of the number of shares of our voting securities that you own. Whether or not you expect to be present at the Annual Meeting, please read the enclosed proxy statement carefully and vote as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. As an alternative to voting in person at the Annual Meeting, you may vote via the Internet, by telephone, or by signing, dating and returning the enclosed proxy card in the envelope provided. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to submit your vote as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Robert W. Overell

Robert W. Overell, Ph.D.
Chief Executive Officer and President

PhaseRx, Inc.
410 W. Harrison Street

Suite 300
Seattle, Washington 98119
(206) 805-6300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2017

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of PhaseRx, Inc., a Delaware corporation, will be held on May 25, 2017, at 8:00 am Pacific Time, at our headquarters located at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of directors to serve on our Board of Directors with terms expiring at our 2018 Annual Meeting of Stockholders.

(2)	Such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board of Directors has determined that each proposal listed above is in the best interests of the Company and its stockholders and has approved each proposal. The Board of Directors recommends a vote “FOR” Proposal 1.

The Board of Directors has fixed the close of business on March 31, 2017, as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by Internet, telephone or mail. For specific instructions on how to vote your shares, please see the section entitled “About the Annual Meeting” beginning on page 1 of the proxy statement.

By Order of the Board of Directors,

/s/ Robert W. Overell

Robert W. Overell, Ph.D.
Chief Executive Officer and President

April 13, 2017

PhaseRx, Inc.
410 W. Harrison Street

Suite 300
Seattle, Washington 98119
(206) 805-6300

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 25, 2017

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” “the Company,” or “PhaseRx” refer to PhaseRx, Inc., a Delaware corporation, and its consolidated subsidiary as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share.

The accompanying proxy is solicited by the Board of Directors (the “Board”) on behalf of PhaseRx, Inc. to be voted at the 2017 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 25, 2017, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This proxy statement and accompanying form of proxy are dated April 13, 2017, and are expected to be first sent or given to stockholders on or about April 13, 2017.

The executive offices of the Company are located at, and the mailing address of the Company is, 410 W. Harrison Street, Suite 300, Seattle, Washington 98119.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (“SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	the election of directors to the Board, to hold office until their successors are duly elected and qualified at the 2018 annual meeting of stockholders (“Proposal 1”); and

(2)	such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Also, immediately following the vote on these matters, management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and also hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please follow the separate voting instructions that you received for your shares of common stock held in each of your different accounts to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on March 31, 2017 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 11,690,329 shares of common stock were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on each matter to be acted upon at the Annual Meeting. Our Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the Chairman of the meeting may adjourn the meeting from time to time to another place, if any, date or time.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Action Stock Transfer Corporation, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The proxy statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The proxy statement and the proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposal 1 presented in this proxy statement.

How do I vote my shares?

If you are a record holder, you may vote your shares at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you may choose one of the following methods to vote your shares:

•	Via Internet: as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on your proxy card, when you access this voting site. You may vote via the Internet until 11:59 p.m., Eastern Time the day before the meeting date, on May 24, 2017.

•	Via telephone: call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on your proxy card, when you call. You may vote by telephone until 11:59 p.m., Eastern Time the day before the meeting date, on May 24, 2017.

•	Via mail: You may vote by proxy by completing, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board's recommendation.

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The proxy is fairly simple to complete, with specific instructions on the electronic ballot, telephone or card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Robert W. Overell, Ph.D., our president, chief executive officer and director to serve as the proxy for the Annual Meeting.

Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Robert W. Overell, Ph.D., the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposal 1.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposal 1.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares with respect to Proposal 1. See “What is a broker non-vote?”

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Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to the Company addressed to Shing-Yin (Helen) Tsui, Senior Vice President of Finance and Secretary, at the Company’s address above, which notice must be received before 12:00 pm Pacific Time on May 24, 2017.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the director nominees, i.e., the seven director nominees who receive the most votes will be elected.

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in “street name” and you do not instruct your bank, broker or other nominee how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf with respect to certain proposals.

An abstention or failure to instruct your broker how to vote with respect to Proposal 1 will not be counted as an affirmative or negative vote in the election of directors and will have no effect on the outcome of the vote with respect to Proposal 1.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, our officers and employees may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

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Where can I find voting results?

We expect to publish the voting results in a current report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this proxy statement. We urge you to carefully read this entire proxy statement, including the documents we refer to in this proxy statement. If you have any questions, or need additional materials, please feel free to contact Shing-Yin (Helen) Tsui, Senior Vice President of Finance and Secretary, at info@phaserx.com.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send a single copy of the proxy materials to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement and other proxy materials in the future, he or she may contact us by mail at PhaseRx, Inc., 410 W. Harrison Street, Suite 300, Seattle, Washington 98119, Attn: Helen Tsui or by emailing info@phaserx.com. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Helen Tsui at the address or email address set forth above.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated seven directors for election at the Annual Meeting by the stockholders (each referred to herein as a “Company Nominee” and, collectively as the “Company Nominees”). The Board manages our company’s business and affairs, exercises all corporate powers and establishes corporate policies. Our Certificate of Incorporation provides that the Board will consist of such number of directors as may be determined from time to time by resolution of the majority of the whole Board, which is currently fixed at eight directors. Proxies cannot be voted for a greater number of persons than the number of Company Nominees named in the proxy statement.

Each member of our Board is elected for a one-year term and is elected at each annual meeting of stockholders. If a quorum is present, the Company Nominees will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. The seven Company Nominees receiving the highest number of affirmative votes will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

Directors and Company Nominees

The following table sets forth the name, age and position of each director currently serving on the Board and each Company Nominee for election as a director as of April 13, 2017:

Name	Age	Position
Robert W. Overell, Ph.D.	61	Director, President and Chief Executive Officer
Steven Gillis, Ph.D.	63	Director, Chairman of the Board
Brian G. Atwood	64	Director
John A. Schmidt, Jr., M.D.	66	Director
Paul H. Johnson, Ph.D.	74	Director
Michelle Griffin	51	Director
Peggy V. Phillips	63	Director

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The biographies for the Company Nominees (for terms expiring in 2018) are as follows:

Robert W. Overell, Ph.D. has served as our president and member of our Board since 2006 and our chief executive officer since 2009. Prior to our first institutional financing in 2008, Dr. Overell was president of Foundation BioVentures LLC, which provided company formation and consulting services to startup companies, including us. Prior to that, Dr. Overell was a consultant, venture partner, then general partner with Frazier Healthcare Ventures from 1996 to 2005, where he participated in raising over $600 million of venture capital and invested over $60 million in early-stage biotechnology companies. Dr. Overell has served on numerous corporate boards, including Array Biopharma Inc. (NASDAQ:ARRY) from 1998 to 2002, XenoPort, Inc. (NASDAQ:XNPT), which he co-founded in 1999, from 1999 to 2005, and Chimerix, Inc. (NASDAQ: CMRX) from 2004 to 2005. Dr. Overell helped found Immunex Corporation’s gene therapy spinout, Targeted Genetics Corp., where he led product development and gene delivery programs from 1992 to 1996. Dr. Overell joined Immunex Corporation in 1984, where he led programs in cell and molecular biology. He also led development of the first human immunodeficiency virus gene therapy trial in the world, which was approved by the Recombinant DNA Advisory Committee of the National Institutes of Health and the FDA in 1991. Dr. Overell obtained a B.Sc. in biological sciences from the University of Newcastle-upon-Tyne and a Ph.D. in biochemistry from the Institute of Cancer Research, University of London, United Kingdom. Dr. Overell’s experience in gene therapy and cell and molecular biology, as well as his service as our chief executive officer and his previous experience as an executive in biotechnology companies and venture experience spanning various investment stages and managing relevant risks, provides our Board with unique and valuable business and leadership experience. Our Board also benefits from his extensive knowledge of the biotechnology industry and from his deep understanding of our technology, opportunities and workforce.

Steven Gillis, Ph.D. has served as a chairman of our Board since 2008. Since 2005, Dr. Gillis has been a managing director at ARCH Venture Partners, a venture capital firm. From 1994 to 2005, Dr. Gillis served as chief executive officer and chairman of the board of directors of Corixa Corporation, which he co-founded in October 1994. Previously, Dr. Gillis served as a director, head of research and development, chief scientific officer and acting chief executive officer of Immunex Corporation, which he co-founded, from 1981 until his departure in 1994. As a former director and chairman of Trubion Pharmaceuticals, Inc., Dr. Gillis led its acquisition by Emergent BioSolutions in the fall of 2010. Dr. Gillis currently serves as a director of Shire plc (NASDAQ: SHPG), Accelerator Corporation, Oncofactor Corp., VBI Vaccines Inc. (NASDAQ: VBIV), Pulmatrix, Inc. (NASDAQ: PULM) and serves as director and chairman of VentiRX Pharmaceuticals, Inc., Theraclone Sciences, Inc. and Lycera Corp. Dr. Gillis previously served as a director at bluebird bio, Inc. from 2011 to 2015. Dr. Gillis received his B.A. in biology and English from Williams College and his Ph.D. in biological science from Dartmouth College. We believe that Dr. Gillis’s knowledge in immunology and experience in the venture capital industry, particularly with biotechnology and pharmaceutical companies, qualifies him to serve as a member of our Board.

Brian G. Atwood has served as a member of our Board since 2008. Mr. Atwood is currently chief executive officer of Cell Design Labs which he co-founded in 2015. Since 1999, Mr. Atwood has served as managing director of Versant Ventures, a healthcare-focused venture capital firm he co-founded. Prior to co-founding Versant Ventures, Mr. Atwood spent four years at Brentwood Associates, a venture capital firm, where, as a general partner, he led investments in biotechnology, pharmaceuticals and bioinformatics. Mr. Atwood founded Glycomed, Inc. and served as its president and chief executive officer from 1993 to 1995. Mr. Atwood currently serves on the board of directors of Clovis Oncology, Inc. (NASDAQ: CLVS), Atreca, Inc., Five Prime Therapeutics, Inc. (NASDAQ: FPRX), Immune Design Corp. (NASDAQ: IMDZ), OpGen, Inc., Spark Diagnostics, Inc., and Veracyte, Inc. (NASDAQ: VCYT). Mr. Atwood was previously a member of the board of directors of Helicos Biosciences (NASDAQ: HLCS), and Pharmion Corporation, and Trius Therapeutics, Inc. (NASDAQ: TSRX) acquired in 2013, and Cadence Pharmaceuticals, Inc. (NASDAQ: CADX) acquired in 2014. Mr. Atwood received his B.S. in biological sciences from the University of California, Irvine, his M.S. in ecology from the University of California, Davis, and his M.B.A. from Harvard Business School. We believe that Mr. Atwood’s experience in the venture capital industry and serving as an executive or director of other publicly-traded and privately-held life sciences companies qualifies him to serve as a member of our Board.

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John A. Schmidt, Jr., M.D. has served as a member of our Board since 2010. From 2008 to 2009, Dr. Schmidt served as the chief scientific officer of Alnylam Pharmaceuticals, Inc., and prior to that, from 2004 to 2008, he was vice president and sole U.S. member of the Sanofi-Aventis U.S. LLC’s Global Discovery Leadership Team where he was responsible for the biotherapeutics, external innovation, and China discovery initiatives. From 2000 to 2004, Dr. Schmidt served as vice president and head of the respiratory and rheumatoid arthritis disease group of legacy Aventis, during which time he advanced more than 15 new chemical entities into preclinical and clinical development. From 1990 to 2000, Dr. Schmidt served as senior director of immunology and rheumatology at Merck Research Laboratories. Dr. Schmidt received a B.S. in biology from St. Joseph’s University in Philadelphia and an M.D. from the University of Pennsylvania. We believe that Dr. Schmidt’s extensive experience in biopharmaceutical companies conducting drug development qualifies him to serve as a member of our Board.

Paul H. Johnson, Ph.D. has served as a member of our Board since 2007. From 2007 to 2015, Dr. Johnson served as our chief scientific officer. From 2003 to 2007, Dr. Johnson was senior vice president, research and development, and chief scientific officer of Nastech Pharmaceutical Company, Inc. From 2000 to 2003, Dr. Johnson served as vice president, research and development, and chief scientific officer of EpiGenx Pharmaceuticals, Inc. Since 2014, Dr. Johnson has been executive vice president and chief scientific officer of Next Frontier Biosciences. Dr. Johnson received a B.S. in molecular biology from the State University of New York, Buffalo and a Ph.D. in biochemistry from Roswell Park Cancer Institute (SUNY). We believe that Dr. Johnson’s extensive experience advising biopharmaceutical companies overseeing drug research and development and his prior service as our chief scientific officer qualifies him to serve as a member of our Board.

Michelle Griffin has served as a member of our Board since February 2016. Ms. Griffin currently provides consulting services to biotechnology companies and boards of directors through her firm, Pacific Biotechnology Consulting Group. Ms. Griffin served as a member of the board of directors for Polynoma LLC from 2012 to 2014. Ms. Griffin served as executive vice president, operations, and as chief financial officer at OncoGenex Pharmaceuticals Inc. from January 2011 to March 2013. Prior to that, Ms. Griffin served as a member of the board of directors of OncoGenex Pharmaceuticals Inc. from May 2004 to January 2011. Ms. Griffin served as acting chief executive, senior vice president and chief operating officer at Trubion Pharmaceuticals, Inc., a biopharmaceutical company, from November 2009 until its acquisition in October 2010 by Emergent BioSolutions, Inc., and as its senior vice president and chief financial officer from February 2006 to November 2009. From August 2005 to January 2006, Ms. Griffin served as senior vice president and chief financial officer of Dendreon Corporation, a biotechnology company. From March 1995 to July 2005, she was employed by Corixa Corporation, a biotechnology company, and served as its chief financial officer from 1997 until 2005 when Corixa Corporation was acquired by GlaxoSmithKline plc. Prior to that, Ms. Griffin held several finance and strategic planning positions at The Boeing Company. She received a post-graduate certificate in accounting and an M.B.A. from Seattle University and a B.S. in statistics and marketing from George Mason University and has passed the certified public accountant exam. We believe that Ms. Griffin’s extensive experience serving on the boards of directors and as chief financial officer of numerous biopharmaceutical companies qualifies her to serve as a member of our Board.

Peggy V. Phillips has served as a member of our Board since August 2016. Ms. Phillips holds a B.S. and a M.S. in microbiology from the University of Idaho. She has been a member of the board of directors of Dynavax Technologies Corp. since 2006 and served on the board of directors of Tekmira Pharmaceuticals from February 2014 to March 2015. Ms. Phillips served on the board of directors of Portola Pharmaceuticals, a biopharmaceutical company, from 2006 to 2013. From 2003 until 2011, Ms. Phillips served on the board of the Naval Academy Foundation. From 1996 until 2002, she served on the board of directors of Immunex Corporation, a biotechnology company, and, from 1999, she served as the chief operating officer until the company was acquired by Amgen in 2002. During her career at Immunex Corporation, Ms. Phillips held positions of increasing responsibility in research, development, manufacturing, sales and marketing. As Senior Vice President for Pharmaceutical Development and General Manager for Enbrel® from 1994 until 1998, she was responsible for clinical development and regulatory affairs as well as the launch, sales and marketing of the product. Prior to joining Immunex Corporation, Ms. Phillips worked at Miles Laboratories. Her background and experience with larger, complex organizations provides significant operational and strategic insights in assessing the strategy of the Company. We believe that Ms. Phillips’ extensive experience in development and commercialization of biotechnology products qualifies her to serve as a member of our Board.

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Required Vote and Board Recommendation

If a quorum is present and voting, the seven Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares in your own name and abstain from voting on the election of directors, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the seven nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote “FOR” each Company Nominee.

CORPORATE GOVERNANCE

PhaseRx, Inc., with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our officers, directors and employees. The code of business conduct and ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, our funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of business conduct and ethics, employee misconduct, improper conflicts of interest or other violations. We will provide a copy of our code of ethics without charge upon written request to PhaseRx, Inc., Attention: Secretary, 410 W. Harrison Street, Suite 300, Seattle, Washington 98119. If we amend or grant a waiver of one or more of the provisions of our code of business conduct and ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to, or waivers from, provisions of our code of business conduct and ethics that apply to our principal executive, financial and accounting officers by posting the required information on our website at www.phaserx.com.

Board Composition

Our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”) provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by our Board. The size of our Board is currently fixed at eight directors. Subject to any rights applicable to any then outstanding preferred stock, any vacancies or newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office. Each member of our Board is elected for a one-year term and is elected at each annual meeting of stockholders.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

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Director Independence

We are currently listed on The NASDAQ Capital Market and therefore rely on the definition of independence set forth in the NASDAQ Listing Rules. Under the rules of The NASDAQ Stock Market, independent directors must comprise a majority of a listed company’s board of directors within 12 months after the completion of an initial public offering. In addition, the rules of The NASDAQ Stock Market require that (i) on the date of the completion of our initial public offering, at least one member of our audit, compensation and nominating and corporate governance committees be independent, (ii) within 90 days after the date of the completion of our initial public offering, a majority of the members of such committees be independent and (iii) within one year after the date of the completion of our initial public offering, all the members of such committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under the rules of The NASDAQ Stock Market, a director only qualifies as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board undertook a review of its composition, the composition of its committees and the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board has determined that Drs. Gillis and Schmidt, Mr. Atwood, Ms. Griffin and Ms. Phillips, or five of our seven directors, do not, and our former director, Dr. Ulevitch, who resigned from our Board as of August 19, 2016, did not, have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is and the former director was “independent” as that term is defined under the rules of The NASDAQ Stock Market.

Our Board also determined that (i) Ms. Griffin, Dr. Gillis and Mr. Atwood, who compose our audit committee, (ii) Dr. Gillis, Dr. Schmidt and Ms. Phillips, who compose our compensation committee, and (iii) Ms. Griffin, Ms. Phillips and Dr. Schmidt, who compose our nominating and corporate governance committee, each satisfy the independence standards for those committees established by the applicable rules and regulations of the SEC and The NASDAQ Stock Market. In making this determination, our Board considered the relationships that each non-employee director has with us and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. We intend to comply with all size and independence requirements for committees within the applicable time periods.

Board Committees, Meetings and Attendance

During the year ended December 31, 2016, the Board held 8 meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders. We did not have an annual meeting of stockholders in 2016. During the year ended December 31, 2016, each director attended at least 75% of the total number of meetings held by the Board and Board committees of which such director was a member.

The Board delegates various responsibilities and authority to different Board committees. The standing committees of our Board consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board may establish other committees to facilitate the management of our business in their discretion. The composition and functions of the audit committee, the compensation committee and the nominating and corporate governance committee are described below. Members serve on committees until their respective successors are duly elected and qualified or until their resignation or until otherwise determined by our Board.

Each of these committees operates under a charter that has been approved by our Board. The current charter of each of these committees is available on our website at www.phaserx.com in the “Corporate Governance” section under “Investors & Media.”

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The following table sets forth the membership of each of the Board committees listed above.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Robert W. Overell, Ph.D.
Steven Gillis, Ph.D.	X	Chair
Brian G. Atwood	X
John A. Schmidt, Jr., M.D.		X	Chair
Paul H. Johnson, Ph.D.
Michelle Griffin	Chair		X
Peggy Phillips		X	X

Audit Committee

As of April 13, 2017, the members of our audit committee were Ms. Griffin, Dr. Gillis and Mr. Atwood. Dr. Gillis and Mr. Atwood are affiliated with ARCH Venture Fund VII, L.P. and Versant Venture Funds, respectively, both of which we expect to beneficially own more than 10% of our common stock. Therefore, we may not be able to rely upon the safe harbor position of Rule 10A-3 under the Securities Exchange Act of 1934, as amended, which provides that a person will not be deemed to be an affiliate of a company if he or she is not the beneficial owner, directly or indirectly, of more than 10% of a class of voting equity securities of that company. Notwithstanding these holdings, our Board has made an affirmative determination that each of Dr. Gillis and Mr. Atwood is an independent director under the NASDAQ listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The chair of our audit committee is Ms. Griffin. Our Board has determined that Ms. Griffin is an “audit committee financial expert” within the meaning of the SEC regulations. Our Board also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the Board examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector. The audit committee met 5 times during the year ended December 31, 2016.

The functions of the audit committee include, among other matters:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•	overseeing our corporate governance guidelines and reporting;

•	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

As of April 13, 2017, the members of our compensation committee were Dr. Gillis, Dr. Schmidt and Ms. Phillips. Our Board has determined that each of Dr. Gillis, Dr. Schmidt and Ms. Phillips is independent under the NASDAQ listing standards, is a “non-employee director” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and is an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The chair of our compensation committee is Dr. Gillis. The compensation committee met 4 times during the year ended December 31, 2016. Our compensation committee has the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the compensation committee may deem appropriate in its sole discretion; provided that it will not delegate to a subcommittee any power or authority required by law, regulation or listing standard to be exercised by the compensation committee as a whole.

The functions of the compensation committee include, among other matters:

•	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;

•	reviewing and recommending that our Board approve the compensation of our directors;

•	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing conflict of interest compensation advisers;

•	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

As of April 13, 2017, the members of our nominating and corporate governance committee were Ms. Griffin, Ms. Phillips and Dr. Schmidt. Our Board has determined that each of Ms. Griffin, Ms. Phillips and Dr. Schmidt is independent under the NASDAQ listing standards and applicable SEC rules and regulations. The chair of our nominating and corporate governance committee is Dr. Schmidt. The nominating and corporate governance committee met 3 times during the year ended December 31, 2016.

The functions of the nominating and governance committee include, among other matters:

•	identifying and recommending candidates for membership on our Board;

•	evaluating nominees recommended by stockholders for membership on our Board;

•	reviewing and recommending the composition of our committees;

•	overseeing our code of ethics and business conduct; and

•	making recommendations to our Board concerning governance matters.

The nominating and corporate governance committee also annually reviews the nominating and corporate governance committee charter and the committee’s performance.

Certain Relationships

There are no family relationships among our directors and executive officers. To our knowledge, there have been no material legal proceedings as described in Item 401(f) of Regulation S-K that are material to an evaluation of the ability or integrity of any of our directors or executive officers (in the last ten years) or our control persons (in the last year).

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Director Nominations

Our Nominating and Corporate Governance Committee considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Nominating and Corporate Governance Committee follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2016.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Secretary at our corporate offices at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119. Such nomination must satisfy the notice, information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Nominating and Corporate Governance Committee considers the following factors:

•	the appropriate size and diversity of our Board;

•	our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

The positions of Chairman of the Board and principal executive officer are filled by two separate individuals. Dr. Gillis currently serves as our Chairman of the Board, and Dr. Overell currently serves as our principal executive officer. The chief executive officer is responsible for our day-to-day leadership and performance, while the Chairman of the Board of directors provides guidance to the chief executive officer and sets the agenda for board meetings and presides over meetings of the Board. We believe that this leadership structure of the Board providing for the separation of the positions reinforces the independence of the Board in its oversight of the business and our affairs, and creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in our best interests and its stockholders.

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Our audit committee is primarily responsible for overseeing our risk management processes on behalf of the full Board. The audit committee receives reports from management concerning our assessment of risks. In addition, the audit committee reports regularly to the full Board, which also considers our risk profile. The audit committee and the full Board focus on the most significant risks facing us and our general risk management strategy. In addition, as part of its oversight of our executive compensation program, the compensation committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our risk profile. In addition, the compensation committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to us. The compensation committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Secretary, PhaseRx, Inc., 410 W. Harrison Street, Suite 300, Seattle, Washington 98119. Our Secretary will review and forward correspondence to the appropriate person or persons.

All communications received as set forth in the preceding paragraph will be opened by the Secretary for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee(s). In the case of communications to the Board or any group or committee of directors, the Secretary will make sufficient copies of the contents to send to each director who is a member of the group or committee to whom the communication is addressed. If the amount of correspondence received through the foregoing process becomes excessive, our Board may consider approving a process for review, organization and screening of the correspondence by the Secretary or another appropriate person.

Involvement in Certain Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not currently a party to any legal proceedings, the adverse outcome of which, in our management’s opinion, individually or in the aggregate, would have a material adverse effect on the results of our operations or financial position. There are no material proceedings in which any of our directors, officers or affiliates or any registered or beneficial stockholder of more than 5% of our common stock is an adverse party or has a material interest adverse to our interest.

DIRECTOR COMPENSATION

The following table shows the compensation earned by persons who served on our Board during the fiscal year ended December 31, 2016, who are not one of our named executive officers. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the other members of our Board for their services rendered in such period.

Director Compensation Table

Name	Fees earned or paid in cash	Option Awards (2)		All other compensation (1)	Total
Steven Gillis, Ph.D.	$39,912	$120,312	(3)	—	$160,224
Brian Atwood	$21,827	$98,711	(4)	—	$120,538
John A. Schmidt, Jr., MD.	$28,865	$85,348	(5)	$60,000	$174,213
Paul H. Johnson, Ph.D.	$22,472	$98,711	(6)	$10,646	$131,829
Michelle Griffin	$28,999	$65,305	(7)	—	$94,304
Peggy V. Phillips	$13,382	$60,636	(8)		$74,018
Richard J. Ulevitch, Ph.D.(9)	$9,536	$98,711		—	$108,247

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(1) Amounts represent payments for consulting services. For more information, see “— Agreements with our Directors” below.

(2) The amounts reported represent the aggregate grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of Significant Accounting Policies—Stock-Based Compensation” and “Note 8. Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)—Stock-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2016, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(3) As of December 31, 2016, Dr. Gillis had outstanding options to purchase up to 68,563 shares of our common stock.

(4) As of December 31, 2016, Mr. Atwood had outstanding options to purchase up to 28,203 shares of our common stock.

(5) As of December 31, 2016, Dr. Schmidt had outstanding options to purchase up to 39,985 shares of our common stock.

(6) As of December 31, 2016, Dr. Johnson had outstanding options to purchase up to 41,121 shares of our common stock.

(7) As of December 31, 2016, Ms. Griffin had outstanding options to purchase up to 27,708 shares of our common stock.

(8) As of December 31, 2016, Ms. Phillips had outstanding options to purchase up to 28,203 shares of our common stock.

(9) Dr. Ulevitch resigned from our Board as of August 19, 2016, and, upon his resignation, Dr. Ulevitch’s previously granted options to purchase up to 28,203 shares of our common stock were forfeited.

Director Agreements

Steven Gillis, Ph.D. On March 26, 2008, we entered into a chairman agreement with Dr. Gillis with respect to his serving as chairman of our Board and providing certain consulting services to us, which was amended on August 17, 2009, and further amended on February 11, 2016, and on March 13, 2016. Dr. Gillis did not receive any compensation under the chairman agreement in the fiscal year ended December 31, 2016, and Dr. Gillis’s chairman agreement was automatically terminated immediately prior to the consummation of our initial public offering in May 2016.

In addition, Dr. Gillis was a participant in the PhaseRx, Inc. Management Retention Plan pursuant to an Amended and Restated Participation Agreement between us and Dr. Gillis, dated February 11, 2016, which were terminated immediately prior to the consummation of our initial public offering in May 2016. See “Executive Compensation— Narrative Disclosure Regarding Summary Compensation Table — PhaseRx, Inc. Amended and Restated Management Retention Plan”.

John A. Schmidt, Jr., M.D. On November 1, 2010, we entered into a consulting agreement with Dr. Schmidt with respect to his serving as a member of our Board and providing certain consulting services to us. As amended effective April 1, 2012, Dr. Schmidt’s consulting agreement provided for payments of $10,000 annually for serving as a member of our Board, and $60,000 annually for his providing certain consulting services. We amended Dr. Schmidt’s consulting agreement on February 10, 2016, in order to remove the provisions relating to his serving as a member of our Board immediately prior to the consummation of our initial public offering in May 2016. We reimburse Dr. Schmidt for all reasonable, documented out-of-pocket expenses incurred in performing his services under the consulting agreement. Dr. Schmidt’s consulting agreement may be terminated by us or by Dr. Schmidt upon thirty days advance written notice.

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In addition, Dr. Schmidt was a participant in the PhaseRx, Inc. Management Retention Plan pursuant to an Amended and Restated Participation Agreement between us and Dr. Schmidt, dated February 11, 2016, which were terminated immediately prior to the consummation of our initial public offering in May 2016. See “Executive Compensation— Narrative Disclosure Regarding Summary Compensation Table — PhaseRx, Inc. Amended and Restated Management Retention Plan”.

Paul H. Johnson, Ph.D. On July 2, 2013, we entered into a consulting agreement with Dr. Johnson with respect to his serving as a member of our Board and providing certain consulting services to us on a part-time basis as our chief scientific officer, which consulting agreement was amended effective January 2, 2014. Dr. Johnson’s consulting agreement, as amended by the 2014 amendment, provided for payments of $10,000 annually for serving as a member of our Board, and $20,000 annually for his providing certain consulting services. On February 10, 2016, we amended Dr. Johnson’s consulting agreement in order to remove the provisions relating to his serving as a member of our Board immediately prior to the consummation of our initial public offering in May 2016. On June 30, 2016, we further amended Dr. Johnson’s consulting agreement to reduce his annual compensation for his consulting services to $5,000. We reimburse Dr. Johnson for all reasonable, documented out-of-pocket expenses incurred in performing his services under the agreement. Dr. Johnson’s consulting agreement may be terminated by us or by Dr. Johnson upon thirty days advance written notice.

In addition, Dr. Johnson was a participant in the PhaseRx, Inc. Management Retention Plan pursuant to an Amended and Restated Participation Agreement between us and Dr. Johnson, dated February 11, 2016, which were terminated immediately prior to the consummation of our initial public offering in May 2016. See “Executive Compensation— Narrative Disclosure Regarding Summary Compensation Table — PhaseRx, Inc. Amended and Restated Management Retention Plan”.

Each member of our Board will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law.

In addition, we have entered, and intend to continue to enter, into indemnification agreements with each of our executive officers and directors. These indemnification agreements provide, among other things, the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law.

2016 Non-Employee Director Compensation Program

In February 2016, our Board approved compensation for our non-employee director compensation for the fiscal year ended December 31, 2016, to become effective upon the consummation of our initial public offering. The following table summarizes the annual cash compensation to our non-employee directors for the fiscal year ended December 31, 2016, which became effective on May 18, 2016:

Cash Compensation

Position	Cash retainer amount*
Member of Board of Directors	$30,000
Chairman of the Board of Directors	$20,000
Audit Committee Chair	$14,000
Compensation Committee Chair	$9,000
Nominating and Governance Committee Chair	$6,000
Audit Committee Member	$5,000
Compensation Committee Member	$4,250
Nominating and Governance Committee Member	$2,500

*	Board chair and committee chair or member fees are in addition to the payment for serving as a member of the Board.

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Equity Compensation

Upon initial election as a member of our Board, each non-employee director receives an equity grant equal to approximately 0.23% of the outstanding shares of common stock as of the grant date, which vests monthly in equal amounts for four years. Upon initial election as a chairman of our Board, such non-employee director receives an equity grant equal to 0.33% of outstanding shares of common stock as of the grant date, which vests monthly in equal amounts for four years. The options granted in the fiscal year ended December 31, 2016, prior to our initial public offering, have an exercise price equal to the fair market value of our common stock at the time of the grant as determined by our board of directors. Following the consummation of the initial public offering, the exercise price of these equity grants is equal to the 10 trading day volume weighted average price of our common stock prior to the date of grant. These equity awards are reviewed annually by our compensation committee and are subject to change following such review.

On February 8, 2016, our Board authorized the grant of options to our non-employee directors, pursuant to the terms of the PhaseRx, Inc. 2016 Long-Term Incentive Plan (the “2016 Plan”) and subject to compliance with applicable federal and state securities laws, such that following the consummation of our initial public offering, our non-employee directors at the time of our initial public offering would have received in the aggregate equity grants equal to the amounts set forth above for the initial election as a member of our Board or chairman of our Board, as applicable, assuming consummation of the initial public offering and various transactions related to the initial public offering. See “Executive Compensation— 2016 Long-Term Incentive Plan” below.

The following table shows all options granted to our non-employee directors in 2016.

Name	Shares Subject to Options		Grant Date	Exercise Price	Expiration	Fair Market Value on Grant Date
Steven Gillis, Ph.D.	9,385	(1)	02/08/2016	$1.8115	02/08/2026	$11,731
	31,023	(2)	06/01/2016	$5.0800	06/01/2026	$108,581

Brian Atwood	28,203	(2)	06/01/2016	$5.0800	06/01/2026	$98,711

John A. Schmidt, Jr., MD.	5,631	(1)	02/08/2016	$1.8115	02/08/2026	$7,039
	22,374	(2)	06/01/2016	$5.0800	06/01/2026	$78,309

Paul H. Johnson, Ph.D.	28,203	(2)	06/01/2016	$5.0800	06/01/2026	$98,711

Michelle Griffin	14,077	(2)	02/08/2016	$1.8115	02/08/2026	$17,596
	13,631	(2)	06/01/2016	$5.0800	06/01/2026	$47,709

Peggy V. Phillips	28,203	(2)(3)	08/19/2016	$3.1600	08/19/2026	$60,636

(1) The options vest in 48 equal installments on each monthly anniversary of May 23, 2016, the date of the consummation of our initial public offering, such that all of the options are fully vested on May 23, 2020.

(2) The options vest in 48 equal installments on each monthly anniversary of the date of grant, such that all of the options are fully vested on the four-year anniversary of the date of grant.

(3) These options were granted upon the director’s appointment to our Board.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

General

Other than compensation agreements and other arrangements which are described as required under “Director Compensation” and “Executive Compensation” and the transactions described below, since January 1, 2015, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or the average of our total assets at year end for the last two completed fiscal years and in which any director, executive officer, holder of 5% or more of any class of our capital stock, or any member of their immediate family had or will have a direct or indirect material interest. Our audit committee is responsible for approving all future transactions between us and our officers, directors and principal stockholders and their affiliates.

Certain Relationships

Two of our current directors are and a former director was employed by venture capital investors that beneficially own the majority of our Company’s common stock through a series of private placements, rounds of venture capital financing and our initial public offering. Dr. Gillis is a managing director at ARCH Venture Partners and owns an interest in ARCH Venture Partners VII, L.P., or ARCH Partners VII, which is the sole general partner of ARCH Venture Fund VII, L.P. As of March 31, 2017, ARCH Venture Fund VII, L.P. beneficially owned approximately 24.42% of our Company’s outstanding common stock. Mr. Atwood is a managing director of Versant Ventures and is a managing member of and owns an interest in Versant Ventures III, LLC, which is the general partner of each of Versant Venture Capital III, L.P. and Versant Side Fund III, L.P., or collectively, Versant Venture Funds. As of March 31, 2017, Versant Venture Funds beneficially owned approximately 16.62% of our Company’s outstanding common stock. Dr. Ulevitch, our former director, is a venture partner at 5AM Venture Management, LLC and a member of and owns an interest in 5AM Partners II LLC, the general partner of each of 5AM Ventures II, LP and 5AM Co-Investors II, LP, or collectively, 5AM Ventures. As of March 31, 2017, 5AM Ventures beneficially owned approximately 8.01% of our Company’s outstanding common stock. Each of ARCH Venture Fund VII, L.P., Versant Venture Funds and 5AM Ventures also beneficially owned more than 5% of the common stock of our Company during 2015 and in 2016 prior to our initial public offering.

Convertible Note Financings

In April, June, August and October 2015, in four separate closings, we issued and sold to investors, including beneficial owners of more than 5% of our capital stock, convertible promissory notes in the aggregate principal amount of $3.7 million, together with seven-year warrants to purchase shares of the same class and series of capital stock into which the convertible notes convert. The convertible notes carried interest at a rate of 8% per annum. On December 11, 2015, the noteholders agreed that for purposes of calculating the number of conversion shares, the notes ceased accruing interest as of December 31, 2015. The accrued interest payable on convertible notes payable totaled $3.2 million as of December 31, 2015. Immediately prior to the consummation of our initial public offering in May 2016, the convertible notes and unpaid accrued interest thereon were converted into 2,788,880 shares of our common stock and the seven-year warrants to purchase 2,452,242 shares of preferred stock with an exercise price of $0.01 were exercised on a cashless basis resulting in the issuance of 303,096 shares of our common stock.

The investors in these notes and warrants included the following holders of more than 5% of our capital stock. The following table presents the aggregate principal amount of notes issued to these related parties and the related warrant coverage amount, and the number of shares issued upon conversion of the notes and the exercise of the warrants.

Participant	Aggregate Principal Amount of Notes	Warrant Coverage Amount
ARCH Venture Fund VII, L.P.	$2,225,000.00	$333,760.00
Versant Venture Capital III, L.P.	$1,118,396.25	$167,759.43
Versant Side Fund III, L.P.	$6,603.75	$990.57

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Under the note and warrant purchase agreement entered into in connection with our October 2015 issuance of notes and warrants, we agreed, upon the approval of the investors holding more than 50% of the aggregate outstanding principal amount of the notes issued pursuant to such agreement, to issue and sell to certain investors additional notes having an aggregate principal amount of $600,000, together with seven-year warrants, in each case having the same terms as described above. The investors in these additional notes and warrants include ARCH Venture Fund VII, L.P, to which an aggregate principal amount of $550,000 of notes is issuable, together with warrant coverage amount of $82,500.

Investor Agreements

We are party to a second amended and restated investors’ rights agreement, an amended and restated right of first refusal and co-sale agreement, and a second amended and restated stockholder voting agreement, with certain of our investors, including Dr. Johnson, Dr. Gillis, Foundation BioVentures LLC, which is an affiliate of Dr. Overell, and all of the holders of more than 5% of our capital stock other than Alexandria Equities, LLC. The rights under the amended and restated right of first refusal and co-sale agreement and the second amended and restated stockholder voting agreement were terminated upon the closing of our initial public offering in May 2016.

The second amended and restated investors’ rights agreement, among other things, provides that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. See the section titled “Description of Capital Stock — Registration Rights” for additional information regarding these registration rights.

Subordination Agreement

On December 21, 2015, we entered into a loan and security agreement with certain investors, which was subsequently amended on April 6, 2016, pursuant to which these investors made term loans to us in the aggregate principal amount of $4.0 million. As contemplated by the loan and security agreement, on December 21, 2015, we entered into a subordination agreement with Titan Multi-Strategy Fund I, LTD., as representative for the lenders under the loan and security agreement, 5AM Ventures, ARCH Venture Fund VII, L.P., and Versant Venture Funds, whereby we, 5AM Ventures, ARCH Venture Fund VII, L.P. and Versant Venture Funds agreed that the payment of any indebtedness, liabilities or obligations, owed by us to 5AM Ventures, ARCH Venture Fund VII, L.P. or Versant Venture Funds, is expressly subordinated to our obligations to the lenders under the loan and security agreement until all such obligations are indefeasibly paid in full or satisfied pursuant to their terms. On May 2, 2016, we and the parties to the subordination agreement entered into an amended and restated subordination agreement to add an additional senior lender in connection with our issuance of the promissory note in the amount of $440,000.

The entire outstanding principal balance of $4.0 million of the term loans together with all accrued and unpaid interest of $86,000 were converted into 1,021,525 shares of our common stock upon the closing of our initial public offering, at a conversion price equal to 80% of the initial public offering price, and the promissory note in the amount of $440,000 was repaid after the closing of our initial public offering.

Initial Public Offering

On May 23, 2016, we closed our initial public offering and sold 3,700,000 shares of common stock at a price of $5.00 per share to the public. ARCH Venture Fund VII, L.P. purchased 1,000,000 shares of common stock, Versant Venture Funds purchased 600,000 shares of common stock, 5AM Ventures purchased an aggregate of 100,000 shares of common stock, and Alexandria Equities, LLC acquired 180,000 shares of common stock in our initial public offering. Each of ARCH Venture Fund VII, L.P., Versant Venture Funds, 5AM Ventures and Alexandria Equities, LLC was a holder of more than 5% of our capital stock when our initial public offering occurred.

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Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a formal written policy that our executive officers, directors, nominee for director, beneficial owner of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us, in which the amount involved exceeds $120,000, without the prior review and approval of our audit committee, which consists of Ms. Griffin, Dr. Gillis and Mr. Atwood. In approving or rejecting any such proposal, our audit committee will consider all of the relevant facts and circumstances of the related party transaction and the related party’s relationship and interest in the transaction.

All of the transactions described above were entered into prior to the adoption of this policy and establishment of our audit committee. We did not have a formal written policy or procedure for the review and approval or ratification of the transactions described above with related persons; however, our practice has been to have all related-party transactions reviewed and approved by a majority of the disinterested members of our Board, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest as to the agreement or transaction were disclosed to our Board. Our Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to us and in the best interest of all of our stockholders.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers as of April 13, 2017:

Name	Age	Position
Robert W. Overell, Ph. D	61	President, Chief Executive Officer, Director
Michael Houston, Ph. D.	54	Chief Scientific Officer
Gordon Brandt, MD	57	Chief Medical Officer
Shing-Yin (Helen) Tsui	46	Senior Vice President of Finance and Secretary

Robert W. Overell, Ph.D. Please see biography of Dr. Overell on page 6 of this proxy statement.

Michael Houston, Ph.D. was appointed as the chief scientific officer in December 2015. Dr. Houston joined us as vice president, therapeutics development, in January 2014. From 2012 to 2013, Dr. Houston provided consulting services at Solid-Phase Consulting, focused on peptide and oligonucleotide-based research and development activities as well as due diligence services for venture capital firms. From 2009 to 2012, Dr. Houston served as vice president of chemistry and formulations for Marina Biotech, Inc. (OTCQB: MRNA), where he led a team developing novel amino acid-based lipids and peptides developing nanoparticle-based formulations to deliver siRNAs and miRNAs. Prior to that, Dr. Houston served as vice president of preclinical chemistry and chemistry, manufacturing and control for Anchor Therapeutics, Inc. (previously Ascent Therapeutics, Inc.) developing chemistry, analytical methods and formulations for the pepducin peptide technology. From 2008 to 2009, Dr. Houston served as vice president, chemistry & formulations at MDRNA, Inc., overseeing drug product processes and managing preclinical development. From 2004 to 2008, Dr. Houston served at Nastech Pharmaceutical Company Inc. in various leadership positions including senior director of chemistry and formulations. Prior to that, Dr. Houston has also served at Cytovax Biotechnologies, Inc. as director of chemistry and senior scientist, focusing on the development of peptide-protein conjugate vaccines. Dr. Houston received a B.Sc. in chemistry and a Ph.D. in bio-organic chemistry from the University of Waterloo, Ontario, Canada, and completed his post-doctoral fellowships in protein engineering at the Protein Engineering Network of Centres of Excellence at the University of Alberta.

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Gordon Brandt, MD, has served as our chief medical officer since August 2016. Prior to his appointment as our chief medical officer, Dr. Brandt served as our chief clinical advisor from 2012. Prior to this, he served as president and executive vice president of clinical research and medical affairs for Nastech Pharmaceutical Company Inc. (which became MDRNA Inc.), where he worked to develop nucleic acid therapeutics. Previously, Dr. Brandt worked at Sonus Pharmaceuticals, Inc., a developer of oncology drugs, where he held the positions of vice president, clinical and regulatory affairs, and director of medical affairs. Dr. Brandt graduated from Yale University with a B.S. degree in engineering science, received an M.D. from the University of California, San Francisco, and completed his residency training in internal medicine at Kaiser Hospital in San Francisco. He has worked in the medical device, biologic, and drug fields for more than 30 years, and has successfully led both U.S. and EU drug approval programs.

Shing-Yin (Helen) Tsui, has served as our senior vice president of finance since July 2016, and as secretary and principal accounting officer since February 2016. Ms. Tsui joined us as our vice president, finance in December 2015. Prior to joining us, Ms. Tsui served in various accounting positions at Dendreon Corporation, a biotechnology company, including serving as vice president, corporate controller from 2014 to 2015, as senior director, corporate controller from 2013 to 2014, as senior director, accounting operations and enterprise applications from 2011 to 2013 and as corporate controller from 1999 to 2011. At Dendreon Corporation, Ms. Tsui managed the accounting department, including preparing publicly-filed documents in connection with the initial public offering and secondary public offerings by Dendreon Corporation and implementation of Sarbanes-Oxley Act compliance program. Ms. Tsui has over 20 years of financial management experience in Securities and Exchange Commission reporting, conducting mergers and acquisitions due diligence and accounting operations. Ms. Tsui holds a B.A. in business administration from the University of Washington and has passed the certified public accountant exam.

Summary Compensation Table

The following table sets forth information concerning the total compensation received by, or earned by, our named executive officers, Robert W. Overell, Ph.D., our president and chief executive officer and a member of our Board, Michael Houston, Ph.D., our chief scientific officer, and Shing-Yin (Helen) Tsui, our senior vice president of finance, during the last fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)(2)	Total
Robert W. Overell, Ph. D.	2016	$367,168	$893,360	$120,000	$1,380,528
	2015	$324,150	—	$22,755	$346,905
Michael Houston, Ph. D.	2016	$269,307	$283,384	$61,875	$614,566
	2015	$222,375	—	$11,770	$234,145
Shing-Yin (Helen) Tsui	2016	$236,176	$290,047	$46,875	$573,098

(1)	The amounts reported represent the aggregate grant date fair value of the awards, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718—Compensation—Stock Compensation. Assumptions used in the calculation of these amounts are included in “Note 2. Summary of Significant Accounting Policies—Stock-Based Compensation” and “Note 8. Redeemable Convertible Preferred Stock and Stockholders’ Equity (Deficit)—Stock-Based Compensation” to our audited financial statements for the fiscal year ended December 31, 2016, which are included in our Annual Report on Form 10-K for the year ended December 31, 2016.
(2)	Amounts shown represent annual performance-based bonuses. For more information, see “— Narrative Disclosure Regarding Summary Compensation Table — Management Bonus Awards”.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements

We have entered into agreements with each of our named executive officers. A description of each of these agreements follows.

Robert W. Overell, Ph.D. On August 17, 2009, we entered into an amended and restated employment offer letter with Dr. Overell with respect to his employment as our president and chief executive officer, which was amended on March 13, 2016. Dr. Overell’s amended and restated employment offer letter, as amended, has no specific term and provides that Dr. Overell is an at-will employee. From January 1, 2016, through May 23, 2016, Dr. Overell’s annual base salary was $338,068. Following the consummation of the initial public offering, Dr. Overell’s annual base salary was increased to $360,250, then on August 19, 2016, to $400,000 and on January 1, 2017 to $416,000. We may terminate Dr. Overell’s employment at any time, for any reason or for no reason, with or without cause, upon thirty days advance written notice. Dr. Overell may resign his employment at any time upon thirty days advance written notice to us.

Dr. Overell is also entitled to receive bonus and equity compensation and, in 2016, was eligible to receive a target bonus in the amount of 40% of his base salary pursuant to the 2016 bonus plan as amended, as described below under “— Management Bonus Awards”. Pursuant to Dr. Overell’s amended and restated employment offer letter, our Board may grant Dr. Overell options to purchase our common stock in lieu of up to one-half of any such cash bonus payment, in its sole discretion.

Michael Houston, Ph.D. On December 17, 2013, we entered into an employment offer letter with Dr. Houston with respect to his employment with us, which employment offer letter was amended on August 15, 2014. Dr. Houston’s employment offer letter, as amended, has no specific term and provides that Dr. Houston is an at-will employee. Dr. Houston’s annual base salary for the year 2016 was initially $258,940, which was raised to $275,000 following the consummation of our initial public offering in May 2016, and to $286,000 on January 1, 2017. In 2016, Dr. Houston was eligible to receive a target bonus in the amount of 30% of his base salary pursuant to the 2016 bonus plan, as amended, as described below under “— Management Bonus Awards”.

Shing-Yin (Helen) Tsui On December 22, 2015, we entered into an employment offer letter with Ms. Tsui with respect to her employment with us. Ms. Tsui’s employment offer letter has no specific term and provides that Ms. Tsui is an at-will employee. Ms. Tsui’s annual base salary for the year 2016 was initially $220,000. Ms. Tsui was promoted as the senior vice president of finance on July 1, 2016 and her annual salary was increased to $250,000. Ms. Tsui’s salary was increased to $260,000 on January 1, 2017. In 2016, Ms. Tsui was eligible to receive a target bonus in the amount of 25% of her base salary pursuant to the 2016 bonus plan, as amended, as described below under “— Management Bonus Awards”.

In addition, Dr. Overell, Dr. Houston and Ms. Tsui were participants in the PhaseRx, Inc. Management Retention Plan pursuant to an Amended and Restated Participation Agreements between us and each of the participants, dated February 11, 2016, which were terminated immediately prior to the consummation of our initial public offering in May 2016. See “— Narrative Disclosure Regarding Summary Compensation Table — PhaseRx, Inc. Amended and Restated Management Retention Plan”.

Management Bonus Awards

Certain members of our management are eligible to receive performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals. The annual performance-based bonus our executives are eligible to receive is based on the extent to which we achieve the corporate goals that our Board establishes each year.

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On December 4, 2015, our Board approved the terms and conditions of the 2016 management plan, or the 2016 bonus plan, for certain members of our management, which was amended by our Board on February 8, 2016 and on February 25, 2016. Pursuant to the 2016 bonus plan, as amended, Dr. Overell was eligible to receive a target bonus in the amount of 40% of his base salary, Dr. Houston was eligible to receive a target bonus in the amount of 30% of their base salary and Ms. Tsui was eligible to receive a target bonus in the amount of 25% of her base salary. Up to 150% of the target bonuses amount was to be paid if we achieve certain additional 2016 corporate goals that were approved by our Board. The actual amount of the performance-based cash bonuses awarded to Dr. Overell, Dr. Houston and Ms. Tsui for fiscal year 2016 performance was 75% of the respective target bonus amount and is set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation”.

Retirement, Health, Welfare and Additional Benefits

All of our named executive officers are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and life insurance, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also maintain a 401(k) retirement savings plan, or the 401(k) plan, that provides eligible U.S. employees, including all of our named executive officers, with an opportunity to save for retirement on a tax advantaged basis, subject to limits imposed by the Internal Revenue Code. We have the ability to make discretionary contributions to our 401(k) plan but have not done so to date.

PhaseRx, Inc. Amended and Restated Management Retention Plan

On April 3, 2014, our Board approved and adopted the PhaseRx, Inc. Amended and Restated Management Retention Plan, or the retention plan. The purpose of the retention plan is to establish a bonus pool payable upon the occurrence of a “liquidity event” (as defined below) to selected key service providers. We terminated the retention plan immediately prior to the closing of our initial public offering in May 2016.

Allocations and Distributions. Subject to the terms of the retention plan, upon each closing of a transaction constituting a liquidity event, an acquisition pool shall be established equal to an aggregate of 10% of the net proceeds. The acquisition pool shall be allocated to individuals designated as participants under the retention plan, and each such participant’s allocable share of an acquisition pool under the retention plan will be equal to the product of (x) the acquisition pool multiplied by (y) such participant’s individual percentage as set forth in a participation agreement. If the conditions for distribution set forth in the retention plan are satisfied, each participant shall be entitled to receive such participant’s allocable share of an acquisition pool at the closing of the applicable liquidity event. If a participant is not a service provider to us or one of our subsidiaries at the time of closing, the participant’s unpaid allocation shall be distributed to our stockholders in the same manner as the other proceeds resulting from the liquidity event.

Liquidity Events. For purposes of the retention plan, “liquidity event” means (i) our liquidation, dissolution or winding up, (ii) a change of control or (iii) a strategic alliance consummated on or before December 31, 2016. For purposes of the foregoing, “change of control” means (A) the acquisition by any one person, or more than one person acting as a group, that is or becomes the owner, directly or indirectly, of 50% or more of the total voting power represented by our then outstanding securities, or (B) a change in the ownership of a substantial portion of our assets which occurs on the date that any person, or more than one person acting as a group, acquires assets from us that have a total gross fair market value equal to more than 50% of the total fair market value of all of our assets immediately prior to such acquisition or acquisitions, and “strategic alliance” means any transaction whereby we enter into an agreement in which all or a portion of the intellectual property and commercialization rights or assets of our polymer delivery platform or future products emerging from the polymer delivery platform, are optioned, licensed, transferred or sold to another party in exchange for upfront payments, purchases of our securities, milestone payments, reimbursement payments for FTEs or other similar purchases or payments.

Administration. The retention plan is interpreted and administered by our Board. The board may delegate some or all of its powers and responsibilities under the retention plan either to a committee of the board or to one or more of our officers. The board at any time, and from time to time, prior to the closing of a liquidity event, may amend or terminate the retention plan; provided that if there are any participants at such time, the retention plan may not be terminated and provisions related to the calculation of an acquisition pool may not be amended without the prior consent of participants who represent at least a majority of the individual percentages of the persons, if any, who are then participants in the retention plan (taken as a whole). The retention plan may not be amended or terminated following the closing of a liquidity event without the consent of each participant, except as may be required by any applicable law.

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2006 Stock Plan

The PhaseRx, Inc. 2006 Stock Plan, as amended and restated on June 13, 2014, as subsequently amended, or the 2006 Plan was adopted by our Board on March 9, 2006 and approved by our stockholders on April 10, 2006. The 2006 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and any parent and subsidiary corporations’ employees, and for the grant of non-statutory stock options and stock purchase rights to our employees, directors and consultants and any parent and subsidiary corporations’ employees and consultants. Immediately prior to the consummation of our initial public offering in May 2016, the 2006 Plan ceased to be available for future issuances of awards; instead, following our initial public offering, we grant awards under our 2016 Plan. The terms of the 2006 Plan remain in effect for outstanding awards granted thereunder. As of December 31, 2016, options to purchase 684,439 shares of common stock were outstanding under the 2006 Plan.

2016 Long-Term Incentive Plan

Effective May 23, 2016, we adopted the 2016 Plan. The 2016 Plan provides for the granting of incentive stock options, nonqualified stock options, restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and which may be paid in cash, shares of our common stock, or a combination of cash and shares of our common stock. We have reserved a total of 1,532,299 shares of our common stock for awards under the 2016 Plan, provided that, such aggregate number of shares reserved for awards will automatically increase on January 1 of each year, in an amount equal to 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year. The maximum number of shares of common stock that may be delivered pursuant to incentive stock options under the 2016 Plan is 1,532,299 shares, and the maximum number of shares of common stock with respect to which stock options or stock appreciation rights may be granted to an executive officer during any calendar year is 600,000 shares of common stock. As of December 31, 2016, options to purchase 1,067,034 shares of common stock were outstanding under the 2016 Plan, and 465,265 shares were available for future grant.

The purpose of the 2016 Plan is to provide an incentive to attract and retain the services of key employees, key contractors, and outside directors whose services are considered valuable, to encourage a sense of proprietorship and to stimulate active interest of such persons in our development and financial success. The 2016 Plan is intended to serve as an “umbrella” plan for us and our subsidiaries worldwide. Therefore, if so required, appendices may be added to the 2016 Plan in order to accommodate local regulations in foreign countries that do not correspond to the scope of the 2016 Plan.

Unless terminated earlier by the Board, the 2016 Plan will expire on the tenth anniversary of its effective date. No award may be made under the 2016 Plan after its expiration date, but awards made prior thereto may extend beyond that date.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards that have been previously awarded to each of our Named Executive Officers and which remain outstanding as of December 31, 2016:

Outstanding Equity Awards at Fiscal Year End Table

	Option Awards(1)
Name	Date of Grant		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date
Robert W. Overell, Ph. D.	12/31/2016	(2)	—	100,000	$1.45	12/31/2026
	6/1/2016	(3)	24,538	171,773	5.08	6/1/2026
	2/8/2016	(4)	12,428	72,797	1.81	2/8/2026
	6/13/2014	(5)	30,264	18,159	0.11	6/13/2024
	9/18/2009	(6)	64,518	—	2.34	9/18/2019
Michael Houston, Ph.D.	12/31/2016	(2)	—	35,000	1.45	12/31/2026
	6/1/2016	(3)	6,533	45,734	5.08	6/1/2026
	2/8/2016	(4)	7,646	44,786	1.81	2/8/2026
	6/13/2014	(5)	21,315	12,789	0.11	6/13/2024
	1/28/2014	(7)	20,528	7,625	2.34	1/28/2024
Shing-Yin (Helen) Tsui	12/31/2016	(2)	—	20,000	1.45	12/31/2026
	7/1/2016	(8)	5,208	44,792	4.29	7/1/2026
	6/1/2016	(3)	2,114	14,805	5.08	6/1/2026
	2/8/2016	(9)	14,076	42,230	1.81	2/8/2026

(1)	All of the option awards granted prior to May 23, 2016, were granted under the 2006 Stock Plan, the terms of which plan are described above under “— Narrative Disclosure Regarding Summary Compensation Table — 2006 Stock Plan”; all of the option awards grated after May 23, 2016, were granted under the 2016 Plan, the terms of which plan are described above under “— Narrative Disclosure Regarding Summary Compensation Table — 2016 Long-Term Incentive Plan.”

(2)	One forty-eighth of the shares subject to the option vested on Jan 31, 2017, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(3)	One forty-eighth of the shares subject to the option vested on July 1, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(4)	One forty-eighth of the shares subject to the option vested on June 23, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(5)	One forty-eighth of the shares subject to the option vested on July 13, 2014, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

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(6)	One forty-eighth of the shares subject to the option vested on September 17, 2009, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(7)	One fourth of the shares subject to the option vested on January 1, 2015, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(8)	One forty-eighth of the shares subject to the option vested on August 1, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

(9)	One fourth of the shares subject to the option vested on December 29, 2016, and one forty-eighth of the shares vest monthly thereafter, subject to continued service to us.

Potential Payments upon Termination or Change-in-Control

Our agreements with our named executive officers provide for certain change in control and severance payments, which require us to make specific payments and benefits in connection with the termination of such named executive officers’ employment under certain circumstances.

If we terminate Dr. Overell’s employment without “cause”, or he resigns for “good reason” (each as defined in Dr. Overell’s amended and restated employment offer letter, as amended), Dr. Overell will be entitled to receive, subject to his executing and not revoking a separation agreement in a form agreeable to us, a lump sum severance payment equal to six months of his then-applicable base salary and healthcare benefits.

If we terminate Dr. Houston’s employment without “cause”, or if he resigns for “good reason” (each as defined in Dr. Houston’s employment offer letter, as amended), Dr. Houston will be entitled to receive, subject to his executing and not revoking a separation agreement in a form acceptable to us, a severance payment equal to six months of his base salary at the time of termination. Such severance payment shall be paid in equal semi-monthly installments during the six-month period immediately following the date on which Dr. Houston’s employment was terminated.

If we terminate Ms. Tsui’s employment without “cause”, or if she resigns for “good reason” (each as defined in Ms. Tsui’s employment offer letter, as amended), Ms. Tsui will be entitled to receive, subject to her executing and not revoking a separation agreement in a form acceptable to us, a severance payment equal to six months of her base salary at the time of termination. Such severance payment shall be paid in equal semi-monthly installments during the six-month period immediately following the date on which Ms. Tsui’s employment was terminated.

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Equity Compensation Plan Information

The table below sets forth certain information as of December 31, 2016, regarding the shares of our common stock available for grant or granted under stock option plans and other compensation arrangements that (i) were adopted by our stockholders and (ii) were not adopted by our stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,751,473	$2.5434	465,265
Equity compensation plans not approved by security holders	—	—	—
Total	1,751,473	$2.5434	465,265

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STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the Record Date by (i) each person known to us to beneficially own 5% or more of our common stock, (ii) each director and Named Executive Officer (as defined below) and (iii) all of our directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. Percentage of ownership is based on 11,690,329 shares of common stock issued and outstanding as of March 31, 2017.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date by that stockholder are deemed outstanding.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage of Shares Outstanding(1)
Executive Officers and Directors
Robert W. Overell, Ph.D	279,863	(2)	2.36%
Steven Gillis, Ph.D.	2,899,984	(3)	24.73%
Peggy V. Phillips	5,288	(4)	*
Brian Atwood	1,949,552	(5)	16.67%
John A. Schmidt, Jr., M.D.	17,514	(6)	*
Paul H. Johnson, Ph.D.	92,139	(7)	*
Michelle Griffin	8,099	(8)	*
Michael Houston, Ph.D.	78,733	(9)	*
Shing-Yin (Helen) Tsui	37,711	(10)	*
All Executive Officers and Directors as a Group (10 persons)	5,420,966	(2)(3)(4)(5) (6)(7)(8)(9)(10)	44.69%

5% Stockholders
5AM Ventures	936,522	(11)	8.01%
ARCH Venture Fund VII, L.P.	2,854,222	(12)	24.42%
Versant Venture Funds	1,942,502	(13)	16.62%
Savoy Therapeutics Corp.	690,793	(14)	5.91%

*	Denotes less than 1%.

(1)	Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of common stock shown as beneficially owned includes shares of common stock issuable upon the exercise of stock options that will become exercisable within sixty (60) days of the Record Date. Shares of common stock issuable pursuant to the foregoing methods are deemed outstanding for purposes of calculating the percentage of beneficial ownership of the person or entity holding such securities. Accordingly, the total percentages of beneficial ownership are in excess of one hundred percent (100%).

(2)	Includes 99,238 shares of common stock held of record by Foundation BioVentures LLC and 180,625 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date held of record in his name. Dr. Overell is the sole member of Foundation BioVentures LLC and in such capacity holds voting and dispositive power over the shares and is deemed to beneficially own shares held by Foundation BioVentures LLC.

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(3)	Includes 10,048 shares of common stock and 35,714 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record by Dr. Gillis. Also includes 2,854,222 shares of common stock reported on this table as being beneficially owned by ARCH Venture Fund VII, L.P.. The sole general partner of ARCH Venture Fund VII, L.P. is ARCH Partners VII. The sole general partner of ARCH Partners VII is ARCH VII LLC. Each of the managing directors of ARCH VII LLC, Robert T. Nelsen, Keith Crandell and Clinton Bybee, may be deemed to have voting and dispositive power over the shares and may be deemed to beneficially own shares held by ARCH Venture Fund VII, L.P. Dr. Gillis owns an interest in ARCH Partners VII but does not have voting or dispositive control over the shares held by ARCH Venture Fund VII, L.P. Each of ARCH Partners VII, Robert T. Nelsen, Keith Crandell, Clinton Bybee and Dr. Gillis disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein, and this disclosure shall not be deemed an admission that ARCH Partners VII, Robert T. Nelsen, Keith Crandell, Clinton Bybee or Dr. Gillis are the beneficial owners of such securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose.

(4)	Comprised of 5,288 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record in her name.

(5)	Includes 7,050 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record by Mr. Atwood and 1,931,094 shares of common stock which are also reported on this table as being beneficially owned by Versant Venture Capital III, L.P. and 11,408 shares of common stock reported on this table as being beneficially owned by Versant Side Fund III, L.P. Versant Ventures III, LLC (“Versant Ventures III”) is the general partner of Versant Venture Funds and has voting and dispositive control over securities held by Versant Venture Funds. Mr. Atwood, Samuel D. Colella, Ross Jaffe, M.D., William J. Link, Barbara N. Lubash, Donald M. Milder, Bradley J. Bolzon, Charles M. Warden, Robin L. Praeger and Rebecca R. Robertson are the managing directors of Versant Ventures III, LLC and are deemed to have voting and dispositive power over the shares and may be deemed to beneficially own shares held by Versant Venture Funds. Mr. Atwood is a managing member of and owns an interest in Versant Ventures III, LLC. Accordingly, Mr. Atwood may be deemed to beneficially own the securities held by Versant Venture Funds. Each of Mr. Atwood, Samuel D. Colella, Ross Jaffe, M.D., William J. Link, Barbara N. Lubash, Donald M. Milder, Bradley J. Bolzon, Charles M. Warden, Robin L. Praeger and Rebecca R. Robertson disclaims beneficial ownership of these securities except to the extent of their pecuniary interest therein and this disclosure shall not be deemed an admission that any of Mr. Atwood, Samuel D. Colella, Ross Jaffe, M.D., William J. Link, Barbara N. Lubash, Donald M. Milder, Bradley J. Bolzon, Charles M. Warden, Robin L. Praeger and Rebecca R. Robertson is the beneficial owner of such securities for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any other purpose.

(6)	Comprised of 17,514 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of April 13, 207, held of record in his name.

(7)	Includes 73,794 shares of common stock and 18,345 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record in his name.

(8)	Comprised of 8,099 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record in her name.

(9)	Comprised of 78,733 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record in his name.

(10)	Comprised of 37,711 shares of common stock underlying stock options currently exercisable or exercisable within 60 days as of the Record Date, held of record in her name.

(11)	Comprised of 900,970 shares of common stock held by 5AM Ventures, II, LP and 35,553 shares of common stock held by 5AM Co-Investors II, LP. 5AM Partners II, LLC is the general partner of 5AM Ventures. John D. Diekman, Andrew J. Schwab, and Scott M. Rocklage are managing members of 5AM Partners II, LLC and may be deemed to have shared voting power and investment power over the shares beneficially owned by 5AM Ventures. Each of Messrs. Diekman, Schwab and Rocklage disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of 5AM Ventures is 2200 Sand Hill Road, Suite 110, Menlo Park, California 94025.

(12)	ARCH Venture Fund VII, L.P.’s address is 8725 W. Higgins Rd., Suite 290, Chicago, Illinois 60631. See footnote 3 for more information about ARCH Venture Fund VII, L.P.

(13)	The address of the Versant Venture Funds is One Sansome Street, Suite 3630, San Francisco, California 94104. See footnote 5 for more information about the Versant Venture Funds.

(14)	Comprised of 690,793 shares of common stock. Savoy Therapeutics Corp. is a wholly-owned subsidiary of Alexion Pharmaceuticals, Inc. Alexion Pharmaceuticals, Inc. is a public company. Alexion Pharmaceuticals, Inc.’s address is 100 College Street, New Haven, Connecticut 06510.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, each of our directors, officers and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The audit committee assists the Board in its general oversight of the Company’s financial reporting processes. The audit committee charter describes in greater detail the full responsibilities of the audit committee. During each fiscal year, the audit committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the audit committee meets with management and independent public accountants at least once each quarter. The audit committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the audit committee meets separately with the independent public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the audit committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the audit committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the audit committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the audit committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the audit committee acts in an oversight capacity. The audit committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent public accountants prior to their issuance. In its oversight role, the audit committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. Peterson Sullivan LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The audit committee has reviewed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 16, as amended, “Communication with audit committees,” including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the audit committee reviewed and discussed with Peterson Sullivan LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from Peterson Sullivan LLP to the audit committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communication with the audit committee concerning independence. The audit committee concluded that Peterson Sullivan LLP is independent from the Company and its management.

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Taking all these reviews and discussions into account, the audit committee recommended to the Board that the audited financial statements be included in PhaseRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, for filing with the SEC.

AUDIT COMMITTEE

Michelle Griffin, Chair
Brian G. Atwood
Steven Gillis

The Report of the audit committee set forth in this proxy statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by Peterson Sullivan LLP for professional services rendered in the years ended December 31, 2015 and 2016:

	2015(1)	2016

Audit Fees	$-	$133,496
Audit-Related Fees	-	53,076
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$-	$186,572

(1)	In 2015, we were not billed for any professional services rendered by Peterson Sullivan LLP.

Audit Fees. This category includes the audit of our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuances.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

All Other Fees. This category includes aggregate fees billed in each of the last two fiscal years for products and services provided by Peterson Sullivan LLP, other than the services reported in the categories above.

A representative of Peterson Sullivan LLP will be present at the Annual Meeting and will be given an opportunity to make a statement if he/she so chooses and will be available to respond to appropriate questions.

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Pre-Approval Policies and Procedures

Under the audit committee’s pre-approval policies and procedures, the audit committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the audit committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the audit committee. In addition, the audit committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the audit committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the audit committee or its designee.

The audit committee has delegated pre-approval authority to the audit committee chairman and any pre-approved actions by the audit committee chairman as designee are reported to the audit committee for approval at its next scheduled meeting.

After our initial public offering, all of the services rendered by Peterson Sullivan LLP were pre-approved by the audit committee.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing no later than December 13, 2017, after which date such stockholder proposal will be considered untimely. Such proposal must be submitted to the attention of Secretary, at our corporate offices at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119.

Stockholders wishing to nominate a director or submit proposals to be presented directly at our next annual meeting instead of by inclusion in next year’s proxy statement must follow the submission criteria and deadlines set forth in our Bylaws concerning stockholder nominations and proposals. Stockholder nominations for director and other proposals that are not to be included in such materials must be received by our Secretary in writing at our corporate offices at 410 W. Harrison Street, Suite 300, Seattle, Washington 98119 no earlier than January 28, 2018 and no later than the close of business on February 27, 2018. Any such stockholder proposals or nominations for director must also satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

A copy of our 2016 Annual Report on Form 10-K, as amended, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to PhaseRx, Inc., Attention: Secretary,410 W. Harrison Street, Suite 300, Seattle, Washington 98119.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PHASERX, INC. E25712-P83719 PHASERX, INC. 410 W. HARRISON STREET SUITE 300 SEATTLE, WA 98119 ! ! ! 01) Steven Gillis, Ph.D. 02) Brian G. Atwood 03) Michelle Griffin 04) Paul H. Johnson, Ph.D. 05) Robert W. Overell, Ph.D. 06) Peggy V. Phillips 07) John A. Schmidt, Jr., M.D. 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. V.1.1 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. NOTE: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

PHASERX, INC. Annual Meeting of Stockholders May 25, 2017 8:00 AM Pacific Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Robert W. Overell as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PHASERX, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Pacific Time on May 25, 2017, at the headquarters of PHASERX, INC. located at 410 W. Harrison Street, Suite 300, Seattle, WA 98119, and any adjournment or postponement thereof on all matters coming before said meeting, and especially to vote on the items of business specified on this proxy card. The stockholder hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, or his substitutes, or any of them, may lawfully take in accordance with the terms hereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. Continued and to be signed on reverse side E25713-P83719 V.1.1